Exhibit 99.1

Dyadic’s C1 Platform Selected by the

Vaccine and Immunotherapy Center (“VIC”) at Massachusetts General Hospital as Part of VIC’s $5.88 Million Award by

U.S. DoD to Develop a Self-Assembling Vaccine (SAV) Platform for Rapid Production of Prophylactic Vaccines for Infectious Diseases

JUPITER, FL / October 5, 2023, Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on building innovative microbial platforms to address the growing demand for global protein bioproduction and unmet needs for effective, affordable and accessible biopharmaceutical products and alternative proteins for human and animal health, today announced that it has entered into a research collaboration agreement with the Vaccine and Immunotherapy Center (“VIC”) at Massachusetts General Hospital, as part of VIC’s collaboration with Voltron Therapeutics, Inc. (“Voltron”), to use Dyadic’s proprietary C1 protein production platform to express vaccine antigens for influenza A and other infectious diseases.

This research collaboration resulted from a $5.88 million award that VIC received from the U.S. Department of Defense (“DoD”). The award is intended to be used to advance the development of a Self-Assembling Vaccine (“SAV”) Platform for rapid production of prophylactic vaccines for various infectious diseases. VIC will be working with Dyadic and Voltron with the goal of enabling the scalable, efficient, and rapid development of prophylactic vaccines applicable to various infectious diseases for use in the U.S. military, as well as in the general population.

It is anticipated that the novel SAV platform will provide several unique features that offer a promising solution for the U.S. military’s needs, including speed of development, as well as targeting flexibility through the attachment of proteins, monoclonal antibodies, small molecules, neoantigens or lipids. SAVs have demonstrated the potential to cause more efficacious immune response and protection, which provides a promising strategy for vaccine construction. If successful, this collaboration represents a potential commercial opportunity for Dyadic to receive revenues from products brought to market through this and other projects.

“I am excited to announce this collaboration with the VIC at Massachusetts General Hospital and to be working with Voltron” said Mark Emalfarb, Dyadic’s Chief Executive Officer. “This collaboration represents an important step in applying and adopting our proprietary C1 platform to enable more rapid and efficient production of antigens and vaccines. We expect this collaboration to further enhance key attributes of Dyadic’s C1 technology: the potential ability to develop and manufacture large quantities of vaccines in 100 days or less in a cost-effective manner at flexible commercial scales. We believe we are well positioned to create valuable and innovative solutions to infectious disease vaccine development utilizing Voltron’s Self-Assembling Vaccine technology,” Mr. Emalfarb concluded.

“Scientifically, we have continued to demonstrate consistent results: excellent safety with very high, significant immunogenicity and, where tested, statistically significant efficacy,” said Dr. Mark Poznansky, Director of the VIC. He added, “The critical initiative this award will fund is designed to further demonstrate speed and meaningfully increased flexibility working with full protein targeting constructs. These constructs will allow us to explore additional viral targets in infectious diseases. We look forward to Dyadic’s important contribution to this effort.”

“As the licensee of the SAV platform, Voltron Therapeutics is looking forward to working with Dyadic to explore the potential of their C1 protein production platform to produce vaccine antigens that could be used as part of Voltron’s Self-Assembling Vaccine technology,” said Patrick J. Gallagher, chief executive officer of Voltron Therapeutics. He added, “This program will accelerate Voltron’s development of the SAV platform to enable more rapid and efficient production of both the fixed and variable components of the vaccine. We anticipate that this work will help creating a valuable infectious disease pipeline as well as contribute to our Immuno-Oncology programs.”

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company focused on building innovative microbial platforms to address the growing demand for global protein bioproduction and unmet clinical needs for effective, affordable, and accessible biopharmaceutical products and alternative proteins for human and animal health.

Dyadic’s gene expression and protein production platforms are based on the highly productive and scalable fungus Thermothelomyces heterothallica (formerly Myceliophthora thermophila). Our lead technology, C1-cell protein production platform, is based on an industrially proven microorganism (named C1), which is currently used to speed development, lower production costs, and improve performance of biologic vaccines and drugs at flexible commercial scales for the human and animal health markets. Dyadic has also developed the Dapibus™ filamentous fungal based microbial protein production platform to enable the rapid development and large-scale manufacture of low-cost proteins, metabolites, and other biologic products for use in non-pharmaceutical applications, such as food, nutrition, and wellness.

With a passion to enable our partners and collaborators to develop effective preventative and therapeutic treatments in both developed and emerging countries, Dyadic is building an active pipeline by advancing its proprietary microbial platform technologies, including our lead asset DYAI-100 COVID-19 vaccine candidate, as well as other biologic vaccines, antibodies, and other biological products.

To learn more about Dyadic and our commitment to helping bring vaccines and other biologic products to market faster, in greater volumes and at lower cost, please visit https://www.dyadic.com.

About Vaccine and Immunotherapy Center at Massachusetts General Hospital

The Vaccine and Immunotherapy Center (VIC) at Massachusetts General Hospital is a cross-disciplinary center that explores and develops new ways to modulate the immune system for therapeutic benefit in the context of cancer, infectious and immune-mediated disease including Type 1 Diabetes and ALS.

Our approach is deeply collaborative and involves leveraging the expertise and direct involvement of academic and industry scientists from US and abroad. We currently have nine products in our pipeline including a novel biologic immunotherapy for specific forms of cancer, a vaccine for HPV-related cancer, a novel microencapsulant to enable allogeneic cell or tissue transplantation without systemic immune suppression, and a novel immune cell-based therapy for ALS and traumatic brain injury.

VIC explores and develops new ways to modulate the immune system for therapeutic benefit in the context of cancer, infectious and immune mediated disease including Type 1 Diabetes and ALS. Our approach is deeply collaborative and involves leveraging the expertise and direct involvement of academic and industry scientists from US and abroad.

VIC supports rapid-pace, high-impact research initiatives that are in the process of safely transitioning from the research lab to patients. We are targeting areas of clinical unmet need like immunotherapies or vaccines for ovarian cancer, mesothelioma, Q fever, type 1 diabetes and ALS. We leverage our position and the amazing breadth of scientific and clinical ability of staff at the Massachusetts General Hospital, a global leader in medical research and healthcare to maximize the transfer of knowledge between clinical need and discovery and supports the brightest ideas of team members at VIC to progress from discovery to product development and first in human testing. VIC positions discoveries for smooth handoff into a full development program with industry or US governmental partners; we work with the end in mind and are exit-oriented.

About Voltron Therapeutics, Inc.

Voltron Therapeutics, Inc., a Delaware corporation, was founded in 2017 to lead and accelerate the development of the Vaccine and Immunotherapy Center (VIC), and the Massachusetts General Hospital's novel Self Assembling Vaccine technology in a variety of indications, including in Oncology and Emerging Infectious Diseases. Voltron holds an exclusive worldwide license to this technology. With the work of our world class team of researchers and development team, this technology has shown positive results in certain pre-clinical studies and initial proof of concept in two infectious diseases (including Lassa Fever) as well as three oncology indications (HPV Related Cancers). For more information, please visit www.voltrontx.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Actual events or results may differ materially from those in the forward-looking statements because of various important factors, including those described in the Company’s most recent filings with the SEC. Dyadic assumes no obligation to update publicly any such forward-looking statements, whether because of new information, future events or otherwise. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com.

Contact Dyadic:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com